UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 18, 2005

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200, Atlanta, Georgia	30093-2924

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 806-9918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation.

     On April 18, 2005, ProxyMed, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Wachovia Bank, National Corporation (“Wachovia”). Under the terms of the Loan Agreement, the Company is allowed to borrow, from time to time, up to $15,000,000 on or before June 29, 2006, and up to $12,500,000 thereafter. The interest rate on the amounts borrowed by the Company is at LIBOR or prime. Outstanding interest under the Loan Agreement is payable on a monthly basis over a 3 year period commencing May 1, 2005, and all outstanding amounts under the Loan Agreement will become paid on or before the final maturity date of April 30, 2008.

     The Company has granted Wachovia a first priority security interest in substantially all of the Company’s present and future tangible and intangible assets (including all intellectual property but excluding real property), to secure the Company’s obligations under the Loan Agreement. The Loan Agreement contains various customary representation and warranties of the Company as well as customary affirmative and negative covenants, including, without limitation, financial reporting, limitation on liens, limitations on the concurrence of future indebtedness, and maintenance of a minimum amount of cash in deposits accounts of Wachovia.

     The Loan Agreement contains certain customary events of default, including, among others, non-payment of principal and interest, violation of covenants, and in the event the Company is involved in certain insolvency proceedings. Upon the occurrence of an event of default, Wachovia is entitled to, among other things, accelerate all obligations of the Company and assemble the Collateral and make it available to the Bank at a place to be designated by Bank.

     The Company intends to use the proceeds from the Loan Agreement primarily to repay existing senior debt and to be available to fund continuing operations from time to time.

     The Loan Agreement is attached hereto as Exhibit 10.1 and the Revolver Note is attached as Exhibit 10.2. The foregoing summary is qualified by reference to the Loan Agreement, which is incorporated herein by reference.

     In accordance with General instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     FORWARD LOOKING STATEMENTS — This document contains forward-looking statements that reflect the Company’s current assumptions and expectations regarding future events. While these statements reflect the Company’s current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a

Item 9.01. Financial Statements and Exhibits.

     (c) The following exhibits are included herein:

Exhibit 10.1 -	Loan and Security Agreement dated April 18, 2005 entered into between the Company, its various subsidiaries, and Wachovia Bank, National Association.

Exhibit 10.2	Revolver Note dated April 18, 2005 entered into between the Company, its various subsidiaries, and Wachovia Bank, National Association.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: April 22, 2005	/s/ Gregory J. Eisenhauer, CFA
Gregory J. Eisenhauer, Executive Vice
President and Chief Financial Officer